UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 8, 2006

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lincoln Highway Malvern, PA 19355		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 7, 2006, the Compensation Committee of the Vishay Board of Directors approved the base salary for the Company’s Chief Executive Officer for 2006.  Also on March 7, the Board approved the base salaries of Vishay’s other executive officers, on the recommendation of the Compensation Committee. The base salaries for 2006 are set forth below.

Name	Positions Held	2006 Base Salary

Dr. Felix Zandman	Chairman of the Board, Chief Technical and Business Development Officer	$975,000(1)

Dr. Gerald Paul	Chief Executive Officer, President, Chief Operating Officer	€670,028 (approximately $831,000)(2)

Marc Zandman	Vice-Chairman of the Board, President - Vishay Israel Ltd.	$240,000

Richard N. Grubb	Executive Vice President, Treasurer, and Chief Financial Officer	$450,000

Ziv Shoshani	Executive Vice President, Deputy Chief Operating Officer	$205,000

(1) – No change from prior year.
(2) – Salary will be paid in Euro.

The other terms and conditions of the employment agreements with these respective executive officers are unchanged.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2006

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Richard N. Grubb

Name:	Richard N. Grubb
Title:	Executive Vice President and
Chief Financial Officer